UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 4, 2012

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012, Linda S. Hammock retired as the Company’s Acting Chief Financial Officer. Effective September 4, 2012, Monica A. Schreiber, age 51, was appointed Acting Chief Financial Officer of the Company. Ms. Schreiber has more than 20 years of experience in accounting and financial management and has spent the past four years serving as a contract controller or SEC reporting specialist for a variety of companies. Prior to that, she served as a Controller for EasyLink Services, Director of Accounting for Web.com, CFO for Capitol First and Senior Analyst for Access Worldwide, all publicly-traded companies. Her industry experience includes information technology, residential real estate development, marketing services and financial services. Ms. Schreiber holds Masters of Business and Bachelors of Business (Accounting) degrees from Florida Atlantic University and is a Certified Public Accountant licensed in Florida. She is a member of the Georgia Society of CPA’s. Ms. Schreiber, an independent contractor, will be compensated at the rate of $75,000 per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

September 10, 2012	By: /s/ William R. Doyle William R. Doyle Chairman, CEO and President